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Exhibit 99.1



                         [MCLEODUSA LOGO APPEARS HERE]


McLeodUSA Incorporated
McLeodUSA Technology Park
6400 C Street SW, PO Box 3177
Cedar Rapids, IA 52406-3177
Press & Investor Contact: Bryce Nemitz
Phone:  (319) 790-7800
FAX:     (319) 790-7767
http://www.mcleodusa.com
------------------------


FOR IMMEDIATE RELEASE


                 McLeodUSA Completes Acquisition of Splitrock

Cedar Rapids, Iowa -- April 3, 2000 -- McLeodUSA Incorporated (Nasdaq: MCLD) today announced the completion of its acquisition of Splitrock Services, Inc. The two companies had announced the transaction on January 7.

At separate shareholder meetings held last week, stockholders of both firms approved the transaction. The acquisition adds a nationwide, next generation data services company -- Splitrock, to one of the fastest growing facilities-based integrated communications providers in the country -- McLeodUSA.

As announced January 7, McLeodUSA has added Roy A. Wilkens to head its Data Network operations which now includes the Houston-based Splitrock team. Wilkens has been named CEO of Data Network operations as well as Chief Technology Officer at McLeodUSA. An announcement listing Wilkens' new senior management team is expected later this week. "I am very excited about bringing these two great companies together," stated Wilkens. "Splitrock and McLeodUSA were very strong individually, but the real power is in the combination of the two."

"Splitrock is our most important acquisition to date," said McLeodUSA Chairman and CEO Clark McLeod. "The combination of people, assets and Internet peering relationships positions us to become a major player in the data communications industry."

"We believe this transaction is significant on two fronts," said Steve Gray, McLeodUSA President and CEO of Local Services. "First, it will enhance the profile of our local services operations by accelerating and broadening our in-region data services. Simultaneously, it will expand our overall opportunity by providing the vehicle to address the national data market. Simply stated, this single acquisition will accelerate our penetration in-region, while increasing our total addressable market three fold."
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Holders of Splitrock stock are receiving 0.5347 of one share of newly issued
McLeodUSA Class A common stock for each Splitrock share. After receiving shares of McLeodUSA Class A common stock, Splitrock shareholders will also receive additional shares as a result of the three-for-one stock split in the form of a stock dividend announced by McLeodUSA on February 29. Splitrock shares have ceased trading on The Nasdaq Stock Market(R).

About McLeodUSA
---------------

McLeodUSA is a provider of integrated telecommunications services to customers in 14 Midwest and Rocky Mountain states, with 7 additional expansion states to be added this year. McLeodUSA is a facilities-based telecommunications provider with 27 switches, 679,000 local lines, 8,100 employees, and over 10,000 route miles of fiber optic network. In the next 12 months, the Company's publishing subsidiaries plan to distribute more than 25 million white and yellow page directories in 23 states, expected to reach 43 million people.

About Splitrock
---------------

Headquartered near Houston, Texas, Splitrock owns and operates a nationwide broadband access platform that places ATM switches in more than 350 points of presence (POPs) providing coverage to 90 percent of US businesses and households. Splitrock's "carry anything, anywhere" business strategy is implemented on this "ATM-to-the-Edge" access platform, which integrates data, video and voice traffic on one platform. Because of the unified nature of the network platform, Splitrock offers the same level and quality of service nationwide. Splitrock's products and services include dial and dedicated Internet access, VPN and Virtual Internet Service (VIS) to corporate end users, ISPs, and other telecommunications carriers.

Some of the statements contained in this press release discuss future expectations, contain projections of results of operations or financial condition or state other forward-looking information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The "forward-looking" information is based on various factors and was derived using numerous assumptions. In some cases, you can identify these so-called forward-looking statements by words like "may," "will," "should," "expects," "plans," "intends," "projects," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those words and other comparable words. You should be aware that those statements only reflect the predictions of McLeodUSA. Actual events or results may differ substantially. Important factors that could cause actual results of McLeodUSA to be materially different from the forward-looking statements include availability of financing and regulatory approvals, the number of potential customers in a target market, the existence of strategic alliances or relationships, technological, regulatory or other developments in the industry, changes in the competitive climate in which McLeodUSA operates and the emergence of future opportunities. These and other applicable risks are summarized under the caption "Risk Factors" in the McLeodUSA Annual Report on Form 10-K for the fiscal year ended December 31, 1999, which is filed with the Securities and Exchange Commission.

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